EXHIBIT 99.1

CYTOMEDIX LICENSES TECHNOLOGY PATENT TO SMITH & NEPHEW

ROCKVILLE, Md., Oct. 16, 2007 - Cytomedix, Inc. (AMEX: GTF) today announced that it has entered into a licensing agreement with Smith and Nephew,Inc., a global medical technology business, specializing in Orthopedic Trauma & Clinical Therapies, Orthopedic Reconstruction, Endoscopy and Advanced Wound Management products.

Under the agreement Cytomedix has granted to Smith and Nephew a non-exclusive license under its key “Knighton” patent (US Patent No. 5,165,938 ) for all applications of its autologous platelet releasate therapy except for use in the chronic wound market.

“We are very pleased to license our proprietary technology to an esteemed company such as Smith and Nephew for its own platelet gel products, while at the same time excluding rights to the chronic wound market, where Cytomedix is the only company with a Food and Drug Administration (FDA) cleared platelet gel therapy product with an indication for use on chronic wounds,” said Dr. Kshitij Mohan, Ph.D., Cytomedix’s Chairman and Chief Executive Officer. “This agreement will provide us with additional cash and another expected royalty stream. As a result of our recently announced agreement with our patent counsel, we will not be required to pay any contingent legal fees from the proceeds received from Smith and Nephew as a result of this agreement. These agreements come at an opportune time as the Company prepares to launch its new AutoloGel™ System that was just cleared by the Food and Drug Administration.”

Cytomedix recently announced that it had obtained clearance from the FDA to market its AutoloGel System for use on a wide variety of wounds, including diabetic ulcers, leg ulcers and pressure ulcers. The Company has also recently announced progress in its efforts to obtain national Medicare coverage for platelet gel therapy.

ABOUT CYTOMEDIX

Cytomedix, Inc. is a biotechnology company specializing in processes and products derived from autologous platelet releasates for uses in the treatment of wounds and other applications. The current offering is AutoloGel™, an FDA cleared treatment that utilizes an autologous platelet gel composed of multiple growth factors, other platelet releasates, and fibrin matrix. The Company has announced favorable results from its blinded, prospective, multi-center clinical trial on the use of its technology in healing diabetic foot. Additional information regarding Cytomedix is available at: http://www.cytomedix.com

SAFE HARBOR STATEMENT

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix's actual results may differ materially due to a number of factors, many of which are beyond Cytomedix's ability to predict or control, including among others, the success of new sales initiatives, governmental regulation, acceptance by the medical community and competition.

There is no guarantee that the anticipated improvement in cash flows will materialize or the Company will generate any specified level of royalty revenue. There is also no guarantee that the Company’s current capitalization will be sufficient to attain its goals, that future funding will be available to the Company on acceptable terms, or that the Company will ever be able to sustain itself from ongoing operations. There is also no guarantee that the Company’s efforts to secure Medicare coverage for platelet gel therapies will be successful or that if successful, will ultimately enhance the Company’s ability to achieve significant sales of its products.

These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

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